                                                                      EXHIBIT 21

                   SUBSIDIARIES OF TRANSOCEAN OFFSHORE INC.

                               JANUARY 31, 1999

NAME*                                                                 JURISDICTION
----                                                                  ------------
Offshore Petroleum Services LDC                                       Cayman Islands
Sonat Offshore Far East LDC                                           Cayman Islands
Sonat Offshore International LDC                                      Cayman Islands
Transocean Offshore Limited                                           Cayman Islands
Transocean Offshore International Limited                             Cayman Islands
Transocean Offshore (North Sea) Limited                               Cayman Islands
Transocean Offshore Services Ltd.                                     Cayman Islands
Transocean Alaskan Ventures Inc.                                      Delaware
Transocean-Nabors Drilling Technology LLC (50%)                       Delaware
Transocean Drilling Services Inc.                                     Delaware
EPN-Sonat, S.A. de C.V. (50%)                                         Mexico
Offshore Turnkey Ventures (partnership) (50%)                         Texas
Offshore Turnkey Ventures L.L.C.  (50%)                               Delaware
Transocean Enterprise Inc.                                            Delaware
Transocean Offshore Drilling International Inc.                       Delaware
Transocean Offshore Drilling Services Inc.                            Delaware
Transocean Offshore D.V. Inc                                          Delaware
DeepVision L.L.C. (50%)                                               Delaware
Transocean Offshore Norway Inc.                                       Delaware
Transocean Offshore USA Inc.                                          Delaware
Transocean Offshore Ventures Inc.                                     Delaware
Transocean Offshore (U.K.) Inc.                                       Delaware
Transocean Offshore Caribbean Sea, L.L.C.                             Delaware
Transocean Hull No. 276 S. de R. L.                                   Panama
Transocean Hull No. 277 S. de R. L.                                   Panama
Sonat Offshore S.A.                                                   Panama
Asie Sonat Offshore Sdn. Bhd.                                         Malaysia
Sonat Brasocean Servicos de Perfuracoes Ltda.                         Brazil
Sonat Offshore do Brasil Perfuracoes Maritimos Ltda.                  Brazil
Transocean Brasil Ltda.                                               Brazil
Transocean Offshore Nigeria Ltd.                                      Nigeria
Transhav AS                                                           Norway
(see page 2 for subsidiaries of Transhav AS)

_____________________________
* Subsidiaries (50% or greater ownership) are owned 100% unless otherwise indicated.

                   SUBSIDIARIES OF TRANSOCEAN OFFSHORE INC.

                               JANUARY 31, 1999

NAME                                                                       JURISDICTION
----                                                                       ------------
Transhav AS                                                                Norway
Transocean ASA                                                             Norway
Transocean Petroleum Technology AS                                         Norway
Transocean Petroleum Technology Ltd.                                       U.K.
Transocean I AS                                                            Norway
Transocean Drilling (U.S.A.) Inc. (formerly Wilrig (U.S.A.) Inc.)          Texas
Transocean Drilling Co. Inc.                                               Panama
Transocean Drilling ApS                                                    Denmark
Transocean Drilling Netherlands Ltd.                                       Bahamas
Transocean Drilling (Nigeria) Ltd.                                         Nigeria
Transnor Rig Ltd.                                                          U.K.
SDS Offshore Ltd.                                                          U.K.
Transocean Drilling Ltd.                                                   U.K.
Shelf Drilling Ltd.                                                        U.K.
Transocean Kan Tan Ltd.                                                    U.K.
Transocean Sino Ltd.                                                       U.K.
Wilrig Offshore (UK) Ltd.                                                  U.K.
Wilrig Holdings (UK) Ltd.                                                  U.K.
Wilrig (UK) Ltd.                                                           U.K.
Wilrig Drilling (Canada) Inc.                                              Canada
SDS Offshore AS                                                            Norway
Wilrig Offshore Bahamas Inc.                                               Bahamas
Transocean Drilling GmbH                                                   Germany
Pelerin Drilling AS                                                        Norway
Dynamic Drilling (partnership) (80%)                                       Marshall Isl.

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